UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 8, 2012

GLOBAL INVESTOR SERVICES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

287 East 950 South

Orem, Utah 84058

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 8, 2012, Global Investor Services, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Todd Tabacco and Rich L'Insalata to acquire 100% of the equity interests of Instilend Technologies, Inc., a New York corporation to be organized ("Instilend" and together with the Company, the “Parties”). At the time of closing, Instilend intends to be the exclusive worldwide owner of an exclusive royalty free license and distribution agreement for the use of the related Matador platform, website, and client list of a software program known as Stock Locate, together with a non-competition agreement from the licensor (the “Acquired Assets”). Following the closing, Instilend will be a 100% owned subsidiary of the Company.

In exchange for acquiring Instilend, the Company will issue to Instilend's shareholders a number of shares of the Company’s stock equal to approximately 56% of the Company’s common stock to be issued and outstanding after the closing, and $300,000 to be disbursed at the direction of the Company’s CEO, Dr. Joseph Louro and a representative of Instilend.

As of the closing, the Company will have entered into a employment agreement with Dr. Joseph Louro as a key employee and CEO of the Company under which, among other things, Dr. Louro will receive additional shares of common stock of the Company such that, when added to his current holdings and following the 1 for 200 share reverse stock split intended to be conducted prior to the closing, he and the other key management employees of the Company will be the owners of a total of not more than 3,240,671 shares of common stock of the Company, representing a maximum of 17.26% of the issued and outstanding shares of the Company.

In addition, as of the closing Instilend will have entered into employment agreement with Todd Tabacco and Rich L'Insalata (the "Managers"). The respective employment agreements will contain such other terms and conditions of as may be approved by each of Dr. Louro (the “CEO”), the Board of Directors of the Company and the employees of Instilend.

The Parties agree that the employees of Instilend will retain a percentage of Instilend’s net pre-tax profits which will be determined by the Company and the Managers prior to closing and which will be used for performance bonuses and for affiliates and legal referral fees.

There is no guarantee that the Company will be able to close the acquisition of Instilend at all or in accordance with the above terms. The closing is subject to Board approval of both parties, obtaining an audit for Instilend, standard due diligence and entering a definitive agreement of which there is no guarantee.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c) Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Letter of Intent between Global Investor Services Inc. and Todd Tabacco and Rich L'Insalata dated March 8, 201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name: William Kosoff Title: Acting Chief Financial Officer and Director

Date:	March 19, 2012 Orem, Utah